Exhibit 5.1

Dykema Gossett PLLC 400 Renaissance Center Detroit, Michigan 48243 WWW.DYKEMA.COM Tel: (313) 568-6800 Fax: (313) 568-6983

                                     , 20

ITC Holdings Corp.

27175 Energy Way

Novi, Michigan 48377

Ladies and Gentlemen:

We have acted as special counsel to ITC Holdings Corp., a Michigan corporation (the “Company”), in connection with a Registration Statement on Form S–4, as thereby amended from time to time, filed by the Company with the Securities and Exchange Commission (as amended, the “Registration Statement”), relating to common stock, without par value (the “Common Shares”), of the Company to be issued (the “Issuance”) to shareholders of Mid South Transco LLC, a Delaware limited liability company (“Transco”) upon the merger of Transco into ITC Midsouth LLC, a Delaware corporation (“ITC Midsouth”) and a wholly-owned subsidiary of the Company, as contemplated by the Merger Agreement dated as of December 4, 2011, among Entergy Corporation, Transco, the Company and ITC Midsouth (the “Merger Agreement”), as described in the Registration Statement. The Issuance is subject to the satisfaction of several conditions, including approval by the shareholders of the Company of an amendment to the Company’s amended and restated articles of incorporation increasing the total number of shares of authorized common stock (the “Authorized Share Amendment”), approval by the shareholders of the Company of the Merger Agreement, and approval of the shareholders of the Company of the Issuance.

We have examined such documents, including the resolutions of the Board of Directors of the Company, and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic originals of all documents submitted to us as copies and the continued effectiveness of the Registration Statement.

We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and

California | Illinois | Michigan | North Carolina | Texas | Washington, D.C.

ITC Holdings Corp. , 20 Page 2

enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon information obtained from officers of the Company and from public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

Based on the foregoing, we are of the opinion that, when (i) the Registration Statement relating to the Common Shares has become effective under the Securities Act of 1933, as amended (the “Act”), (ii) the Authorized Share Amendment, the Merger Agreement and the Issuance shall have been approved by the shareholders of the Company, (iii) the certificate of amendment to the Company’s amended and restated articles of incorporation reflecting the Authorized Share Amendment shall have been filed and become effective in accordance with the Michigan Business Corporation Act, and (iv) the Common Shares have been issued and delivered in accordance with the terms and conditions of the Merger Agreement, the Common Shares will be validly issued, fully paid and nonassessable.

Our opinions expressed above are limited to the laws of the State of Michigan and the federal laws of the United States of America.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included therein. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

Very truly yours,

DYKEMA GOSSETT PLLC

California | Illinois | Michigan | North Carolina | Texas | Washington, D.C.